Van Kampen Series Fund Inc., Emerging Markets Fund
                          Item 77(O) 10F-3 Transactions
                         January 1, 2005 - June 30, 2005



Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
Linhas  4/27/    -     $27.88 $400,00  11,100    0.08%  0.11%   Morgan  Merril
Aereas    05                   0,000                            Stanle     l
Inteli                                                            y,     Lynch
gentes                                                          Merril
                                                                  l
                                                                Lynch
                                                                & Co.,
                                                                Raymon
                                                                  d
                                                                James,
                                                                Santan
                                                                 der
                                                                Invest
                                                                 ment

                                                                Credit
                                                                Suisse
                                                                First
Pyater  5/6/0    -     $13.00 $597,58  84,981    0.19%  0.39%   Boston  Credit
 ochka    5                    5,846                              ,     Suisse
Holdin                                                          Morgan   First
 g NV                                                           Stanle  Boston
                                                                y, ING
                                                                Financ
                                                                 ial
                                                                Market
                                                                  s,
                                                                Deutsc
                                                                  he
                                                                 UFG,
                                                                Gazpro
                                                                mbank



                                                                Citigr  Citigr
Foment  5/25/  70,000  $53.25 $298,20   3,800    0.05%  0.07%    oup,     oup
   o      05    ,000           0,000                            Morgan
Econom                                                          Stanle
  ico                                                             y
Mexica
 na SA